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                                                                    EXHIBIT 3.09

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:30 AM 02/27/2003
  030128713 - 2448446

                            CERTIFICATE OF AMENDMENT

                                       OF

                         CERTIFICATE OF INCORPORATION

                                       OF

                           BROOKS-PRI AUTOMATION, INC.
                                      *****

         Brooks-PRI Automation, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 242 of the provisions of the General Corporation Law of the State of Delaware, hereby certifies as follows:

         FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to die Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the Stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

        "FURTHER
         VOTED: That it is in the best interests of the Company that its name be changed back to Brooks Automation, Inc., and that in order to accomplish that objective, the Board of Directors recommend to stockholders an amendment to the certificate of incorporation whereby Article First be deleted in its entirety and replaced by a new Article FIRST to read as follows:
                  'FIRST: The name of the corporation (hereinafter called the "Corporation") is Brooks Automation, Inc.'"

         SECOND: That thereafter, pursuant to a resolution of the Corporation's Board of Directors, an annual meeting of the Stockholders of the Corporation was duly called and held upon notice duly provided in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute was voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Brooks-PRI Automation, Inc. has caused this certificate to be signed by David H. Murphree, an Assistant Secretary, this 26th day of February, 2003.

                                              BROOKS-PRI AUTOMATION, INC.

                                              By: /s/ David H. Murphree
                                                  ------------------------------
                                                  David H. Murphree
                                                  Assistant Secretary